Exhibit 99.1

Cyclerion Announces Transformational Relaunch as a Neuropsychiatric Company

– Cyclerion Relaunches, Advancing a Phase 2–Ready Program for Millions Living with Treatment-Resistant Depression Through MIT License Agreement –

– Webcast to be held September 24, 2025 at 10:30 a.m. ET –

CAMBRIDGE, Mass., September 23, 2025 (GLOBE NEWSWIRE) – Cyclerion Therapeutics, Inc. today announced that it has entered into a licensing agreement with the Massachusetts Institute of Technology (“MIT”), securing the intellectual property that will serve as the cornerstone of its strategic relaunch. This agreement marks a pivotal milestone in Cyclerion’s transformation into a new, innovation-driven company focused on delivering potential novel, improved or first-in-class therapies for neuropsychiatric conditions with large unmet needs, beginning with treatment-resistant depression (“TRD”).

“This relaunch represents a pivotal moment for Cyclerion Therapeutics as we refocus our efforts on advancing breakthrough neuropsychiatric treatments for patients who have limited therapeutic options today,” said Dr. Errol DeSouza, a leader in the advancement of treatments for Central Nervous Disorders and Chairperson of Cyclerion’s Board of Directors. “Our board remains committed to partnering with management to support the strategic vision and ensure we have the resources necessary to develop innovative therapies that can meaningfully improve outcomes for individuals suffering from serious neuropsychiatric conditions. We believe this new chapter positions the company to make a significant impact in this underserved therapeutic area while creating sustainable value for all stakeholders.”

Cyclerion’s lead program leverages common anesthetic agents and a proprietary, tech-driven system to resynchronize communication between key brain regions and restore functional connectivity in patients with TRD. For the 3 million Americans living with TRD, this approach could deliver a long-awaited alternative to current limited treatment options.

“Cyclerion’s approach to drug development is grounded in compelling science and clinical precedent,” said Steven Hyman, M.D., Director of the Program in Brain Health at the Broad Institute and member of Cyclerion’s Board of Directors. “By leveraging known anesthetic mechanisms and pairing them with intelligent delivery systems, Cyclerion is pioneering a new class of neuropsychiatric therapies that could offer meaningful relief to patients with treatment-resistant depression.”

Cyclerion’s relaunch is supported by a world-class team of experts in neuropsychiatry, anesthesiology, machine learning and therapeutic delivery. The Company’s operating model is designed to maximize value creation and advance programs through de-risked inflection points. A Phase 2 proof-of-concept trial for its lead program is expected to initiate in 2026, with an initial data set anticipated in 2027.

In addition to its lead program, Cyclerion is actively exploring expansion into other neuropsychiatric diseases. The company’s strategic vision includes building a pipeline of novel, improved or first-in-class therapies that combine clinical efficacy with commercial differentiation.

“This agreement marks the launch of a new era at Cyclerion,” said Regina Graul, Ph.D., Chief Executive Officer of Cyclerion. “We are building a company that combines the rigor of a leading biopharma with the agility of a startup. For patients who have exhausted traditional options and for those underserved by current treatments, our foundational therapeutic candidate could represent the future of care in treatment-resistant depression. We believe Cyclerion will lead the way in advancing precision neuropsychiatric solutions beyond TRD—potentially bringing forward additional therapies that are safe, effective and accessible.”

Webcast Information

Cyclerion will make a recorded webcast presentation available on its website tomorrow, September 24, 2025 at 10:30am Eastern Time to discuss this milestone and the Company’s future plans. To access the webcast, please visit the “Events” page of the Cyclerion website at www.cyclerion.com. The replay will be available after posting and will remain archived for one year.

For more information about Cyclerion, please visit https://www.cyclerion.com/ and follow us on X (@Cyclerion) and LinkedIn (www.linkedin.com/company/cyclerion).

About Cyclerion Therapeutics

Cyclerion Therapeutics, Inc. (“Cyclerion” or the “Company”) is a clinical-stage biopharmaceutical company focused on building a new pipeline of therapeutics for neuropsychiatric diseases, with an individualized therapy for treatment-resistant depression (“TRD”) as its foundational product candidate. Given the significant unmet medical need in TRD, the program’s stage of clinical development, and the strong commercial opportunity, the Company believes this program is well positioned to serve as the cornerstone of its future growth.

Cyclerion became an independent, publicly traded company on April 1, 2019, following a tax-free spin-off from Ironwood Pharmaceuticals, Inc. The Company was originally established to develop novel soluble guanylate cyclase (sGC) stimulators for serious diseases in both the central nervous system (CNS) and the periphery. As part of its strategic shift toward neuropsychiatry, Cyclerion sold zagociguat and CY3018 to Tisento in 2023, out-licensed praliciguat in 2021, and entered into a non-binding license option agreement for olinciguat in 2024. The Company continues to leverage these legacy sGC assets with the goal of generating revenues to help fund its strategic pipeline in neuropsychiatry.

Forward Looking Statement

Certain matters discussed in this press release are “forward-looking statements”. We may, in some cases, use terms such as “believes,” “potential,” “anticipates,” “expects,” “plans,” “could,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements about our ability to develop product candidates and the timing of related milestones. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Some of the key factors that could cause actual performance and results to differ materially from those projected or suggested in the forward- looking statements include, but are not limited to, the substantial doubt regarding the our ability to continue as a going concern, our ability to raise additional funding, our ability to enroll patients in future clinical studies, our ability to obtain regulatory approval for our product candidates, unanticipated changes to our nonclinical or clinical study protocols due to regulatory reasons or unanticipated events, which could lead to increased costs to us and could delay our development timeline, our reliance on third parties to conduct clinical studies and to manufacture drug supplies for our product candidates, our ability to adequately protect our intellectual property, and the other important risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 5, 2024 as well as other risks and uncertainties which may be described in any subsequent quarterly report on Form 10-Q filed by the Company and the other reports the Company files with the SEC. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts

Investor & Media Relations Email:

IR@cyclerion.com